Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Toyota Motor Credit Corporation of our report dated June 21, 2005 relating to the financial statements, which appears in Form 10-K for the year ended March 31, 2005.

/S/ PRICEWATERHOUSECOOPERS

Los Angeles, California
March 3, 2006